UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM
8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 14, 2022
Bimini Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Maryland
001-32171
72-1571637
(State or Other Jurisdiction of Incorporation) (Commission File Number) (IRS Employer Identification No.)
3305 Flamingo Drive
,
Vero Beach
,
Florida
32963
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number,

including area code
(
772
)
231-1400
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under
any of the following provisions:
☐
Written communications pursuant

to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a

-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b)

under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities
Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange

Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐
If

an

emerging

growth

company,

indicate

by

check

mark

if

the

registrant

has

elected

not

to

use

the

extended

transition

period

for
complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07.

Submission of Matters to a Vote

of Security Holders.
At the annual meeting of stockholders of Bimini Capital Management, Inc.

(the “Company”) held on June 14, 2022 (the
“Annual Meeting”), the stockholders voted on the following matters: (i) the election of one Class I director, and (ii) the
ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the
year ending December 31, 2022. As of April 14, 2021, the record date for the Annual Meeting,

there were 10,539,127 shares
of common stock outstanding and entitled to vote.

The full results of the matters voted on at the annual meeting of stockholders are set forth below:

Proposal 1— Election of Class I Director.

Based on the results presented below,

Mr. Frank E. Jaumot was elected

to our
Board to serve until the 2025 annual meeting of the Company’s stockholders or until his successor is elected and qualified
Nominee for Director For Against Abstain
Broker Non-
Votes*
Frank E. Jaumot 4,428,041 1,179,155 71 3,403,471
___________
*
Pursuant to Maryland law and the voting requirements contained in Article I, Section 1.5 of the Company’s Amended and
Restated Bylaws, broker non-votes and abstentions are not counted as votes cast on Proposal 1 and have no effect on the voting results on such proposal.
Proposal 2—Ratification of Appointment of Independent Registered Public

Accounting Firm. This proposal was ratified
upon the following vote.
For Against Abstain Broker Non-Votes
8,412,345 589,778 8,615 *
___________
*
No broker non-votes arose in connection with Proposal 2 due to the fact that the matter was considered “routine” under New
York

Stock Exchange rules.
Item 9.01. Financial Statements and Exhibits.
(d)

Exhibits
Exhibit No. Description
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on
its behalf by the undersigned hereunto duly authorized.
Date: June 14, 2022

BIMINI CAPITAL MANAGEMENT,

INC.
By: /s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer